As filed with the Securities and Exchange Commission on May 15, 2008
                                                   Registration No. 333-
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ITT CORPORATION
             (Exact name of registrant as specified in its charter)

                   Indiana                                   13-5158950
(State or other jurisdiction of incorporation             (I.R.S. Employer
               or organization)                         Identification No.)

                   4 West Red Oak Lane, White Plains, NY 10604
               (Address of principal executive offices) (Zip Code)

         Amended And Restated ITT Corporation 2003 Equity Incentive Plan
                            (Full title of the plan)

                            Kathleen S. Stolar, Esq.
             Vice President, Secretary and Associate General Counsel
                                 ITT Corporation
                               4 West Red Oak Lane
                             White Plains, NY 10604
                                 (914) 641-2000
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             Sheri E. Bloomberg, Esq
                               Dewey & LeBoeuf LLP
                           1301 Avenue of the Americas
                               New York, NY 10019
                                 (212) 259-8000

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

    Large accelerated filer  |X|              Accelerated filer  |_|
    Non-accelerated filer    |_|              Smaller reporting company |_|
    (Do not check if a smaller
    reporting company)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                   Proposed maximum   Proposed maximum
  Title of securities                               offering price       aggregate        Amount of
  to be registered                 Amount to be           per             offering      registration
                                  registered (1)       share (2)         price (2)         fee (3)
------------------------------------------------------------------------------------------------------
  Common stock ($1 par value          3,200,000          $64.865         $207,568,000     $8,157.42
  per share)                           shares
------------------------------------------------------------------------------------------------------

Notes:
     1. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

     2. Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices of the Company's common stock as reported in the consolidated reporting system on May 9, 2008.
     3. The ITT Corporation Amended and Restated 2003 Equity Incentive Plan (the "Plan") authorizes the issuance of the 1,783,164 shares of common stock of ITT Corporation ("ITT") previously registered for offer under ITT's 2003 Equity Incentive Plan (the "Original Plan") that were not issued under the Original Plan and that may be offered under the Plan (the "Carried Forward Shares"). The Carried Forward Shares were registered on a Registration Statement on Form S-8 filed on May 13, 2003 (File No. 333-105203), and ITT paid the required registration fee. In accordance with Instruction E to the General Instructions to Form S-8 and Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporations Finance and other guidance promulgated by the Securities and Exchange Commission, ITT has carried forward the registration fee for the Carried Forward Shares.

                    EXPLANATORY STATEMENT PURSUANT TO GENERAL
                            INSTRUCTION E TO FORM S-8

     In accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporations Finance and the Securities and Exchange Commission (as supplemented), ITT Corporation is hereby filing a new registration statement on Form S-8 to reflect that (i) pursuant to the ITT Corporation Amended and Restated 2003 Equity Incentive Plan, ITT is registering 3,200,000 shares of its common stock, par value $1 per share; (ii) up to 1,783,164 shares of ITT's common stock, par value $1 per share, previously registered pursuant to the Registration Statement on Form S-8 filed on May 13, 2003 (File No. 333-105203) for the 2003 Equity Incentive Plan, are being carried forward to this registration statement for issuance under the ITT Amended and Restated 2003 Equity Incentive Plan; (iii) the registration fees allocable to the previously registered shares and previously paid by ITT pursuant to the 2003 Equity Incentive Plan are being carried forward to this registration statement.
     The ITT Corporation Amended and Restated 2003 Equity Incentive Plan was adopted by ITT's Board of Directors on February 15, 2008, subject to shareholder approval, and was approved by ITT's shareholders at its annual meeting of shareholders held on May 13, 2008.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, which we refer to as the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. ITT shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, ITT shall furnish to the Securities and Exchange Commission or its staff a copy of any or all of the documents included in the file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     We hereby incorporate by reference the following documents that we have filed with the Securities and Exchange Commission (File No. 1-5627):

     1.   Annual Report on Form 10-K for the year ended December 31, 2007;

     2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

     3.   Current Report on Form 8-K filed on May 14, 2008;

     4. Description of our common stock contained in the registration statement on Form 8-A/A, filed on May 15, 2008 and any amendments thereto; and

     All documents that we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to filing a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities that have not been sold shall be deemed incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

     Sections 23-1-37-8 and 23-1-37-13 of the Indiana Business Corporation Law ("IBCL") provide that the Company may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the Company) because the individual is or was a director, officer, employee or agent of the Company against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the Company, that the individual's conduct was in the Company's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. The Company's By-laws provide for the above indemnification of directors and officers.

     Sections 23-1-37-9 and 23-1-37-13 of the IBCL provide that the Company, unless limited by its articles of incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding. The Company's Restated Articles of Incorporation do not limit the indemnification provided by the IBCL.

     The Company also has provided liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and has entered into an indemnification agreement with each of its outside directors. Under its form of indemnification agreement, the Company agrees to indemnify such directors against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of the Company as in effect on the date of such agreement; and (iii) in the event the Company does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (the Company's obligations described in (ii) and (iii) being subject to certain exceptions).

Item 8.  Exhibits.

Exhibit No.    Description
-----------    -----------

4(a)* ITT Corporation's Restated Articles of Incorporation, effective as of May 14, 2008, Incorporated by reference to Exhibit 3.1 of Item No. 9.01 to ITT Corporation's Form 8-K, dated May 14, 2008 (CIK No. 216228, File No. 1-5672).

4(c)* ITT Corporation's By-laws, as amended May 13, 2008, Incorporated by reference to Exhibit 3.2 of Item No. 9.01 to ITT Corporation's Form 8-K, dated May 14, 2008 (CIK No. 216228, File No. 1-5672).

5              Opinion of Baker & Daniels LLP, counsel to the Company.
23(a)          Consent of Deloitte & Touche LLP.

23(c)          Consent of Baker & Daniels LLP (included in its opinion filed as
               Exhibit 5).

24             Power of Attorney (included on the signature page hereof).

________________
*Previously filed and incorporated herein by reference.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints VINCENT
A. MAFFEO and KATHLEEN S. STOLAR, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains and State of New York, on the 15th day of May, 2008.

                                   ITT CORPORATION.


                                   By:  /s/  Vincent A. Maffeo
                                        ----------------------
                                        Name: Vincent A. Maffeo
                                        Title: Senior Vice President and General
                                        Counsel



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                      Title                      Date
             ---------                      -----                      ----

/s/  Steven R. Loranger         Chairman, President and Chief       May 15, 2008
-----------------------
Steven R. Loranger (Principal   Executive Officer and Director
Executive Officer)


/s/  Denise L. Ramos           Senior Vice President and Chief     May 15, 2008
--------------------
Denise L. Ramos (Principal            Financial Officer
Financial Officer)


/s/  Janice M. Klettner            Vice President and Chief        May 15, 2008
-----------------------
Janice M. Klettner (Principal         Accounting Officer
Accounting Officer)


/s/  Curtis J. Crawford                    Director                May 15, 2008
-----------------------
Curtis J. Crawford


/s/  Christina A. Gold                     Director                May 15, 2008
----------------------
Christina A. Gold


/s/  Ralph H. Hake                         Director                May 15, 2008
------------------
Ralph H. Hake


/s  /John J. Hamre                         Director                May 15, 2008
------------------
John J. Hamre


/s/  Frank T. MacInnis                     Director                May 15, 2008
----------------------
Frank T. MacInnis

             Signature                      Title                      Date
             ---------                      -----                      ----

/s/  Surya N. Mohapatra                    Director                May 15, 2008
-----------------------
Surya N. Mohapatra


/s/  Linda S. Sanford                      Director                May 15, 2008
---------------------
Linda S. Sanford


/s/  Markos I. Tambakeras                  Director                May 15, 2008
-------------------------
Markos I. Tambakeras

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Description
-----------    -----------

4(a)* ITT Corporation's Restated Articles of Incorporation, effective as of May 14, 2008, Incorporated by reference to Exhibit 3.1 of Item No. 9.01 to ITT Corporation's Form 8-K, dated May 14, 2008 (CIK No. 216228, File No. 1-5672).

4(c)* ITT Corporation's By-laws, as amended May 13, 2008, Incorporated by reference to Exhibit 3.2 of Item No. 9.01 to ITT Corporation's Form 8-K, dated May 14, 2008 (CIK No. 216228, File No. 1-5672).

5              Opinion of Baker & Daniels LLP, counsel to the Company

23(a)          Consent of Deloitte & Touche LLP.

23(c)          Consent of Baker & Daniels LLP (included in his opinion filed as
               Exhibit 5).

24             Power of Attorney (included on the signature page hereof).

________________
*Previously filed and incorporated herein by reference.